Exhibit 10.10

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of July 12, 2002 by and between COMERICA BANK-CALIFORNIA (“Bank”) and TRIPATH TECHNOLOGY INC., a Delaware corporation (“Grantor”).

RECITALS

A.            Bank has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement).  Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

B.            Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain copyrights, trademarks and patents to secure the obligations of Grantor under the Loan Agreement but only to the extent such security interest is necessary in order for Bank to have a perfected security interest in Grantor’s accounts and other rights to payment.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Grantor and Bank, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Grantor and Bank, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement.  The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity.  Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

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Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”).  Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:	TRIPATH TECHNOLOGY INC.

3900 Freedom Circle	By:
Santa Clara, CA 95054
Title:
Attn: Chief Financial Officer

BANK:

Address of Bank:	COMERICA BANK-CALIFORNIA

333 West Santa Clara Street	By:
San Jose, CA 95113
Title:
Attn: Corporate Banking Center

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EXHIBIT A

Copyrights

Description	Registration Number	Registration Date

EXHIBIT B

Patents

Description	Registration/ Application Number	Registration/ Application Date

Scheme for reducing transmit-band noise floor and adjacent channel power with power backoff	09/908,967	07/18/01

Noise reduction scheme for operational amplifiers	09/908,862	07/18/01

Power device driver circuit	6,362,679	03/26/02

Loop delay compensation for a digital power amplifier	09/796,634	02/28/01

Resonant gate drive technique for a digital power amplifier	09/796,734	02/28/01

Self-timed switching for a digital power amplifier	09/796,731	02/28/01

Dual independently clocked analog-to-digital conversion for a digital power amplifier	6,348,836	02/19/02

Methods and apparatus for noise shaping a mixed signal power output	6,297,697	10/02/01

Break-before-make distortion compensation for a digital amplifier	6,362,683	03/26/02

Dynamic switching frequency control for a digital switching amplifier	6,351,184	02/26/02

Noise reduction scheme for operational amplifiers	6,329,876	12/11/01

DC offset calibration for a digital switching amplifier	6,316,992	11/13/01

Power efficient line driver	6,281,747	08/28/01

Power efficient line driver	6,246,283	06/12/01

Methods and apparatus for noise shaping a mixed signal power output	6,229,390	05/08/01

Power supply topology to reduce the effects of supply pumping	6,169,681	01/02/01

Method and apparatus for controlling an audio signal level	6,127,893	10/03/00

Methods and apparatus for reducing MOFSET body diode conduction in a half-bridge configuration	6,107,844	08/22/00

Methods and apparatus for compensating delays in modulator loops	5,909,153	06/01/99

Methods and apparatus for performance improvement by qualifying pulses in an oversampled noise-shaping signal processor	5,974,089	10/26/99

Description	Registration/ Application Number	Registration/ Application Date

Method and apparatus for sensing a common mode voltage	5,808,491	09/15/98

Method and apparatus for oversampled, noise-shaping, mixed-signal processing	5,777,512	07/07/98

Method and apparatus for biasing a differential cascode circuit	5,754,079	05/19/98

EXHIBIT C

Trademarks

Description	Registration/ Application Number	Registration/ Application Date

Tripath (and design)	76/157,810	10/31/00

TIO	76/094,294	07/24/00

TIO (and design)	76/096,234	07/24/00

Class-T	76/073,920	06/20/00

Tripath	2,398,029	10/24/00

DPP	2,453,669	05/22/01

Digital Power Processing	2,526,206	01/01/02